Exhibit 99.1

Investor Presentation December 2022 Genie Energy Ltd (NYSE: GNE)

Safe Harbor Statement 2 This presentation contains forward - looking statements. Statements that are not historical facts are forward - looking statements and such forward - looking statements are statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward - looking statements include: • statements about Genie’s and its divisions’ future performance; • projections of Genie’s and its divisions’ results of operations or financial condition; and • statements regarding Genie’s plans, objectives or goals, including those relating to its strategies, initiatives, competition, acquisitions, dispositions and/or its products and offerings. Words such as "believe," "anticipate," "plan," "expect," "intend," "target," "estimate," "project," "predict," "forecast," "g uid eline," "aim," "will," "should," “likely,” "continue" and similar expressions are intended to identify forward - looking statements but ar e not the exclusive means of identifying such statements. Readers are cautioned not to place undue reliance on these forward - looking statements and all such forward - looking statements are qualified in their entirety by reference to the following cautionary statements. Forward - looking statements are based on Genie’s current expectations, estimates and assumptions and because forward - looking statements address future results, events and conditions, they, by their very nature, involve inherent risks and uncertainties, many of which are unforeseeable and beyond the Genie’s control. Such known and unknown risks, uncertainties and other factors may cause Genie’s actual results, performance or other achievements to differ materially from the anticipat ed results, performance or achievements expressed, projected or implied by these forward - looking statements. These factors include those discussed under the headings "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations in Genie’s periodic filings made with the Securities and Exchange Commission. Genie cautions that such factors are not exhaustive and that other risks and uncertainties may cause actual results to differ materially from those in forward - looking statements. Forward - looking statements speak only as of the date they are made and are statements of Genie’s current expectations concerning future results, events and conditions and Genie is under no obligation to update any of the forward - looking statements, whether as a result of new information, future events or otherwise.

Genie Energy Highlights

HQ	Newark, NJ
Key Leadership:	
CEO	Michael Stein
CFO	Avi Goldin
Chairman	Howard Jonas
Lead Independent Dir.	Wesley Perry
Employees	~150
Tickers (NYSE)	GNE, GNEPRA

Trailing Twelve Months (TTM)*

$303M
Revenue

47.4%
GM

$72M
Adj. EBITDA

~3.0%
Dividend Yield (12/5/22)

$16M
Stock Repurchased**

*as of 9/30/22
** includes $10.3M in preferred stock

3

4 Genie Energy at a Glance Genie is a leading domestic retail energy provider (REP) & emerging owner/developer of solar generation projects Genie Energy Ltd. Genie Retail Energy (GRE) Genie Renewables (GREW)

5 The Foundation Largest shareholder group has a consistent track record of building businesses & creating significant value for shareholders Company Market Value @9/14/09 Most Recent Market Value * Genie Energy (NYSE: GNE) 10/28/11 (Spin - off) $272M IDT Corp (NYSE: IDT) $53M $758M IDW Media (NYSE American: IDW) 9/14/09 (Spin - off) $16M Straight Path Communications (NYSE: STRP) 7/31/13 (Spin - off) $2,164M (sold to VZ 2/18) Rafael Holdings (NYSE: RFL) 3/26/18 (Spin - off) $47M Zedge (NYSE American: ZDGE) 6/1/16 (Spin - off) $34M Total $53M $3,291M * Based on Yahoo market value as of 12/7/22

Investment Thesis 6 Proven cash generation from GRE through diverse commodity & economic market environments Core GRE profit growth + emerging growth optionality in renewables Portfolio & customer management drives enhanced FCF for growth investments & shareholder value creation strategies Strong, debt - free balance sheet provides strategic flexibility

Genie’s Growth Strategy 7 Expand U.S. retail operations to spur organic growth Grow vertically integrated solar & renewables solutions businesses Identify new markets for expansion I ntroduce new products into existing, successful marketing channels

GENIE RETAIL ENERGY (GRE)

GRE: US Market Opportunity & Dynamics 9 Competition Incumbent utility & other REPs 28 Deregulated Markets (State x State regulatory structure) Role of Utilities Distribution & Billing (most markets)

GRE Value Creation Multiple sales channels to residential & small commercial Diverse portfolio of products highlighted by green energy, variable & fixed rate plans Deep data analysis to identify market opportunities & optimize offerings Hedging strategies reduce commodity volatility risk Utilities assume bad debt risk in most markets Geographic diversity reduces weather/regulatory risks Superior customer service Customer rewards program Customer Acquisition Model Risk Management Customer Retention 10 Attractive margin & cash flow cycle Targeted payback period tailored to product & customer type = Attractive Financial Returns

Hedging Program Provides Portfolio Optionality » Increased long position heading into the Winter months » Global geo - political & economic circumstances led to volatility & significantly higher commodity prices & customer acquisition costs » GNE strategically paused new customer acquisition & did not renew certain lower margin customers/deals Results: » Record gross margin, Net Income, adjusted EBITDA & cash flow » Consistent dividend, repurchased common & preferred stock & provided investment capital for attractive projects across the portfolio 11 Portfolio Management Approach Created Opportunistic Upside Returns During Recent Market Volatility:

GENIE RENEWABLES (GREW)

GREW Growth Strategy 13 Develop, own & operate commercial, community & utility - scale solar projects Strong balance sheet & access to capital markets provides lower cost of capital vs competition Differentiate through vertical integration Generate near - term revenue/profits through existing businesses to help fund ownership Diversegy provides experience with origination channels

Vertical Integration: A Competitive Advantage 14 » Develop, own & operate solar energy projects ranging from 1 to 30mW in size » Originate, design & construction/installation (C&I) of commercial, industrial and utility - scale projects for 3rd parties » Leverages a combination of in - house & outsourced capabilities Genie Solar » Acquire/develop commercial, community & utility - scale projects » GNE is General Partner & investor Sunlight Energy Investments (SEI) » Designs & manufactures solar panels » Non - China operations provide competitive advantage incl. supply chain » Used by Genie Solar & 3 rd party installers Prism Solar » Customer acquisition, billing & management services for community solar projects » Service offerings for GREW and 3 rd party solar developers CityCom Solar » Complementary sales channels with Solar companies Diversegy

US Solar Market Dynamics

131GW*
Installed Capacity

~50%*
% of new grid capacity (1H22)

~4%*
% of Total US Generation



Community

8X
DOE Est. Gr. thru 2025



Commercial

>600K
Commercial Facilities

1%
Penetration



Utility-Scale

Component
Shortages due to global supply chain issues

**Solar Energy Industry Association*

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Favorable Regulatory Environment 16 » Federal ITC (investment tax credit) proposals could open additional opportunities » Increase ITC from 26% to 30% » Potential t ransition from tax credit to cash back (eliminates need for tax liability ) » S till needed for depreciation » Community solar guarantees customers L - T savings over utility » Inflation Reduction Act “ In the next half decade, the long - term tax incentives and manufacturing provisions in the IRA provide the market certainty needed to boost expected solar deployment by over 40% compared to pre - IRA projections.” – Solar Energy Industry Association Potential for up to 30 - 40% of invested capital recovered through incentives within 24 months

FINANCIAL SUMMARY

18 Genie Energy Pro forma Consolidated Financials * 25% 30% 35% 40% 45% 50% 55% $0 $50 $100 $150 $200 $250 $300 $350 $400 2019 2020 2021 TTM Revenue Adj. EBITDA Gross Margin $m *Pro forma excluding the impact of Texas Winter Storm Uri, GREI & GoGas operations a/o 9/30/22. Please see reconciliations in Appendix

GRE Pro forma Financial Highlights * 19 25% 30% 35% 40% 45% 50% $0 $50 $100 $150 $200 $250 $300 $350 2019 2020 2021 TTM Revenue Adj. EBITDA Gross Margin $m *Pro forma excluding the impact of Texas Winter Storm Uri, GREI & GoGas operations a/ o 9/30/22 . Please see reconciliations in Appendix Key drivers of TTM performance » Increased long position ahead of Winter 2021 » Following increase in market prices and volatility, strategically reduced customer book Net Results: » Yielded excess power locked in above market prices » Higher margins, Adj. EBITDA and cash flow

Genie Renewables Financial Highlights * 20 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% -$5 $5 $15 $25 $35 2019 2020 2021 TTM Revenue Adj. EBITDA Gross Margin $m * Please see reconciliations in Appendix 2020 » Sold low margin solar panels 2021 » Refocused the business to focus on services and development led to margin improvements 2022 » Formed Sunlight Energy Investments » Acquired first project » Expanding salesforce

Capital Allocation 21 » Common stock dividend (currently $0.075/quarter) » Common Stock » Preferred Stock Leverage strong B/S for: » Outsize growth potential (e.g. Solar) » Select M&A » Customer acquisition » New markets » New products Internal Reinvestment Corporate Development Dividend Share repurchases

Genie Energy Summary 22 Proven cash generation from GRE through diverse commodity & economic market environments Core GRE profit growth + emerging growth optionality in renewables Portfolio management drives enhanced FCF for growth investment & shareholder value creation strategies Strong, debt - free balance sheet provides strategic flexibility

THANK YOU! Michael Stein Chief Executive Officer IR Contact: Brian Siegel Senior Managing Director Hayden IR (346) 396 - 8696 brian@haydenir.com Avi Goldin Chief Financial Officer

24 *Pro forma Financials * Pro forma excluding the impact of Texas Winter Storm Uri, GoGas , UK & Japan operations. Please see reconciliations in Appendix $ (000's) 2019 2020 2021 TTM Revenue $298,700 $329,660 $319,340 $303,360 COGS $216,120 $239,140 $215,680 $159,560 Gross Profit $82,570 $90,520 $103,660 $143,800 Gross Margin 27.6% 27.5% 32.5% 47.4% SG&A $63,840 $61,810 $64,970 $74,570 Pro-Forma EBITDA $21,790 $32,070 $41,320 $72,160 Genie Consolidated

25 *Pro - forma Financials * Pro - forma excluding the impact of Texas Winter Storm Uri a/o 12/31/21. Please see reconciliations in Appendix $ (000's) 2019 2020 2021 TTM Revenue     Electricity $246,690 $270,890 $273,020 $241,140     Gas $39,930 $33,560 $38,810 $53,690 Total Revenue $286,610 $304,450 $311,830 $294,830 COGS     Electricity $180,160 $197,040 $188,480 $117,760     Gas $25,820 $19,100 $22,470 $34,810 Total COGS $205,990 $216,140 $210,950 $152,570 Gross Profit $80,620 $88,310 $100,880 $142,260 Gross Margin 28.1% 29.0% 32.4% 48.3% SG&A $53,450 $51,800 $56,190 $61,990 Pro-Forma EBITDA $28,340 $37,440 $46,000 $81,750 Genie Retail Energy

Reconciliation Tables

Genie Energy

Slides 3,18,24 – Genie Energy Financials - Consolidated

	2019	2020	2021	TTM
Consolidated revenue (as reported)	$300,100	$338,430	$323,270	$303,360
Less:				
Revenue of Genie Japan	$1,400	$8,770	$3,930	---
Pro forma consolidated revenue	$298,700	$329,660	$319,340	$303,360
Consolidated gross profit (as reported)	$82,330	$91,480	$91,640	$143,800
Less				
Gross profit (loss) of Genie Japan	($240)	$960	($2,020)	---
Gross (loss) profit from Winter Storm Uri	---	---	($10,000)	---
Pro-forma consolidated gross profit	$82,570	$90,520	$103,660	$143,800
Pro forma consolidated gross profit margin	*27.6%*	*27.5%*	*32.5%*	*47.4%*
Income (Loss) from Operations	$12,620	$23,140	$24,530	$68,210
Add Back:				
Non-Cash Compensation	$1,050	$970	$2,820	$3,460
Depreciation & Amortization	$1,960	$1,100	$440	$380
Impairment	$400	$1,400	---	---
Consolidated Adjusted EBITDA (as reported)	$16,020	$26,610	$27,780	$72,050
Less:				
Adjusted EBITDA of Genie Japan	($4,500)	($3,340)	($3,360)	---
Profit (loss) from Winter Storm Uri	---	---	($10,000)	---
Adjusted EBITDA of GOGAS	($1,260)	($2,120)	($180)	($110)
Pro forma consolidated Adjusted EBITDA	$21,790	$32,070	$41,320	$72,160

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27 Reconciliation Tables Slides 19,25 – GRE Financial Highlights 2019 2020 2021 TTM GRE revenue (as reported) $286,610 $304,450 $311,830 $294,830 GRE gross profit (as reported) $80,620 $88,310 $90,880 $142,260 Less Gross profit (loss) from Winter Storm Uri --- --- ($10,000) --- Pro-forma GRE gross profit $80,620 $88,310 $100,880 $142,260 Pro-forma GRE gross profit margin 28.1% 29.0% 32.4% 48.3% Income (Loss) from Operations $27,180 $36,510 $34,690 $80,270 Add Back: Non-Cash Compensation $460 $460 $930 $1,140 Depreciation & Amortization $700 $460 $380 $330 Impairment --- --- --- --- GRE Adjusted EBITDA (as reported) $28,340 $37,440 $36,000 $81,750 Less Profit (loss) from Winter Storm Uri ($10,000) --- Pro forma GRE Adjusted EBITDA $28,340 $37,440 $46,000 $81,750

28 Reconciliation Tables Slides 20 – Genie Renewables 2019 2020 2021 TTM Income (Loss) from Operations ($2,890) ($2,570) $250 ($2,610) Add Back: Non-Cash Compensation --- --- --- --- Depreciation & Amortization $1,010 $330 $50 $50 Impairment $400 $1,400 --- --- GREW Adjusted EBITDA (as reported) ($1,490) ($850) $300 ($2,570)